UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 30, 2010
StemCells, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3155 Porter Drive, Palo Alto, California	94304

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 650.475.3100
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EX-1.1
EX-5.1
EX-99.1
EX-99.2

Item 8.01. Other Events.
     On July 18, 2008, the Securities and Exchange Commission (the “Commission”) declared effective the Registration Statement on Form S-3 (File No. 333-151891) of StemCells, Inc. (the “Company”) filed on June 24, 2008 with the Commission (the “Registration Statement”). The Registration Statement permits the Company to issue, in one or more offerings, shares of common stock, preferred stock, warrants or debt securities at an aggregate initial offering price not to exceed $100,000,000.
     On June 29, 2010, the Company entered into a common stock purchase agreement with Seaside 88, LP (“Seaside”) to sell up to 12,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), to Seaside. The Shares will be offered in two separate offerings. In the first offering, which is expected to close on June 30, 2010 and will be subject to customary closing conditions, the Company expects to sell 7,000,000 Shares at $0.8650 per Share.
     In the second offering, which will occur at the Company’s option exercisable on approximately September 22, 2010 and will be subject to customary closing conditions, the Company expects to sell to Seaside an additional 5,000,000 Shares at a per Share price that will equal the lower of an amount equal to (a) the volume weighted average of actual trading prices measured in hundredths of cents of the Company’s common stock for the ten-day trading period immediately prior to September 22, 2010 as reported by Bloomberg Financial Markets, multiplied by 0.85 and (b) the volume weighted average of actual trading prices measured in hundredths of cents of the Company’s common stock for the trading day immediately prior to September 22, 2010 as reported by Bloomberg Financial Markets, multiplied by 0.87.
     The Company anticipates raising gross proceeds of approximately $6.1 million in the first offering. The net offering proceeds to the Company from the sale of the Shares in the first offering, after deducting placement fees payable to LifeTech Capital, a Division of Aurora Capital, LLC, and other estimated offering expenses payable by the Company, are expected to be approximately $5.7 million. Gross and net proceeds in the second offering will be determined based on the per Share price to be calculated as described above.
     In connection with the offerings, the Company is filing as exhibits to this Current Report on Form 8-K the following documents:
•	as Exhibit 1.1, the agreement between the Company and LifeTech Capital, a Division of Aurora Capital, LLC, dated June 14, 2010;

•	as Exhibits 5.1 and 23.1, the legal opinion and consent of Ropes & Gray LLP relating to the Shares to be issued and sold in the offerings;

•	as Exhibit 99.1, the Common Stock Purchase Agreement between the Company and Seaside dated June 29, 2010; and

•	as Exhibit 99.2, the Press Release.
     The foregoing summary of the terms of the common stock purchase agreement is subject to, and qualified in its entirety by, the common stock purchase agreement attached to this Current Report on Form 8-K as Exhibit 99.1, which is incorporated herein by reference.
     The Company’s press release announcing the offerings is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

1.1	Agreement between the Company and LifeTech Capital, a Division of Aurora Capital, LLC, dated June 14, 2010.

Exhibit No.	Description

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (contained in Exhibit 5.1 above).

99.1	Common Stock Purchase Agreement between the Company and Seaside dated June 29, 2010.

99.2	Press Release of the Company dated June 30, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 30, 2010	StemCells, Inc.
/s/ Ken Stratton
	Name:	Ken Stratton
	Title:	General Counsel

Exhibit Index

Exhibit
Number	Description

1.1	Agreement between the Company and LifeTech Capital, a Division of Aurora Capital, LLC, dated June 14, 2010.

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (contained in Exhibit 5.1 above).

99.1	Common Stock Purchase Agreement between the Company and Seaside dated June 29, 2010.

99.2	Press Release of the Company dated June 30, 2010.